SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED November 23, 1998
(To Prospectus dated November 9, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 1998-21
                                    Issuer

                           ------------------------

The Class A-6 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


     The Class A-6 Certificates

     o This supplement relates to the offering of the Class A-6 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-6 certificates. Additional information is contained in the prospectus supplement dated November 23, 1998 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated November 9, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

     o As of the January 25, 2002, the class certificate balance of the Class A-6 certificates was approximately $11,038,950.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

February 13, 2002

                               THE MORTGAGE POOL

         As of January 1, 2002 (the "Reference Date"), The Mortgage Loans included approximately 598 Mortgage Loans having an aggregate Stated Principal Balance of approximately $206,877,672.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                As of
                                                                                           January 1, 2002
             Total Number of Mortgage Loans ...........................................          598
             Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
                      30-59 days.......................................................         1.50%
                                                                                                -----
                      60-90 days.......................................................         0.00%
                                                                                                -----
                      91 days or more (excluding pending foreclosures).................         0.17%
                                                                                                -----
                      Total Delinquencies..............................................         1.67%
                                                                                                =====
             Foreclosures Pending......................................................         0.67%
                                                                                                -----
             Total Delinquencies and foreclosures pending..............................         4.01%
                                                                                                =====

--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by Countrywide Home Loans, Inc. (including Countrywide Home Loans Servicing LP) and its subsidiaries and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and any relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001 and to approximately $23.687 billion at

     November 31, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                       At February 28, (29),                        Period Ended
                                                                                                    November 30,

                                       1998            1999            2000            2001             2001
                                       ----            ----            ----            ----             ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days.............      1.08%           1.03%           1.37%           1.61%            1.63%
         60-89 days.............      0.16            0.18            0.22            0.28             0.40
         90 days or more
              (excluding
              pending
              foreclosures).....      0.16            0.12            0.16            0.14             0.21
                                      ----            ----            ----            ----             ----
         Total of delinquencies.      1.40%           1.33%           1.75%           2.03%            2.24%
                                      ====            ====            ====            ====             ====
Foreclosures pending............      0.17%           0.14%           0.16            0.27%            0.30%
                                      ====            ====            ====            ====             ====
Total delinquencies and
     foreclosures pending.......      1.57%           1.47%           1.92%           2.30%            2.53%
                                      ====            ====            ====            ====             ====
Net Gains/(Losses) on
     liquidated loans (1) ......  $(2,662,000)    $(3,704,605)    $(3,076,240)      $(2,988,604)   $(2,402,816)
Percentage of Net
     Gains/(Losses) on
     liquidated loans (1)(2) ...     (0.024)%        (0.0018)%       (0.017)%        (0.014)%         (0.009)%
Percentage of Net
     Gains/(Losses) on
     liquidated loans (based on
     average outstanding             (0.027)%        (0.021)%        (0.018)%        (0.015)%         (0.010)%
     principal balance)(1) .....
-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                   DESCRIPTION OF THE CLASS A-6 CERTIFICATES

         The Class A-6 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-6 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of January 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class A-6 Certificates was approximately $11,038,950 evidencing a beneficial ownership interest of approximately 5.336% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $195,439,141 and evidenced in the aggregate a beneficial ownership interest of approximately 94.471% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $11,438,532 and evidenced in the aggregate a beneficial ownership interest of approximately 5.529% in the Trust Fund. For additional information with respect to the Class A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement for January 2002, which has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations --Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vi) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity, (vii) the Class Certificate Balance of the Class A-6 Certificates is $11,038,950, (viii) interest accrues on the Class A-6 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-6 Certificates is February 13, 2002, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" in the Prospectus Supplement, and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, a 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence, for example, 275% SPA assumes prepayments rates will be 0.55% in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, it is not likely that (i) all of the Mortgage Loans have the interest rates, remaining terms to maturity or any other precise characteristics described under "Revised Structuring Assumptions" herein or (ii) all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any constant percentage. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining terms to maturity of the Mortgage Loans are consistent with the remaining terms to maturity of the Mortgage Loans assumed in the Revised Structuring Assumptions.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                            Class A-6
                                                       Percentages of SPA
         Distribution Date               0%       100%       275%       400%        500%
         -----------------               --       ----       ----       ----        ----
Initial Percent..................      100        100        100        100        100
February 13, 2003................      100        100        100        100        100
February 25, 2004................      100        100        100        100        100
February 25, 2005................      100        100        100        100        100
February 25, 2006................      100        100        100        100         57
February 25, 2007................      100        100        100         77         29
February 25, 2008................      100        100        100         54         17
February 25, 2009................      100        100        100         40         12
February 25, 2010................      100        100         89         30          8
February 25, 2011................      100        100         72         22          5
February 25, 2012................      100        100         58         16          4
February 25, 2013................      100        100         47         12          2
February 25, 2014................      100        100         38          9          2
February 25, 2015................      100        100         30          6          1
February 25, 2016................      100        100         24          5          1
February 25, 2017................      100        100         19          3          0
February 25, 2018................      100        100         15          2          0
February 25, 2019................      100        100         11          2          0
February 25, 2020................      100         92          9          1          0
February 25, 2021................      100         79          7          1          0
February 25, 2022................      100         66          5          1          0
February 25, 2023................      100         54          4          0          0
February 25, 2024................      100         42          2          0          0
February 25, 2025................      100         32          2          0          0
February 25, 2026................      100         22          1          0          0
February 25, 2027................       65         13          1          0          0
February 25, 2028................       27          5          0          0          0
February 25, 2029................        0          0          0          0          0
Weighted Average Life (years) **.     25.5        21.6       11.9        7.4        5.0

--------------------------

*    Rounded to the nearest whole percentage.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,106,303 and $100,000 and $5,995,569, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-6 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

         A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

         - is signed under penalties of perjury by the beneficial owner of the Certificate,

         -    certifies that such owner is not a U.S. Holder, and

         -    provides the beneficial owner's name and address.

         A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

         Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

         A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities, who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign

Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

         The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

         In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-6 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-6 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.



                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                              The Mortgage Loans

                              Mortgage Rates (1)
-----------------------------------------------------------------------
Mortgage          Number of        Aggregate Principal    Percent of
Rates (%)       Mortgage Loans    Balance Outstanding    Mortgage Pool
---------       --------------    --------------------   --------------
6.125                  1               $255,522.00            0.12%
6.250                  3               $921,459.00            0.45
6.375                  4             $1,659,978.00            0.80
6.500                 15             $4,875,667.00            2.36
6.625                 26             $8,338,431.00            4.03
6.750                121            $42,718,822.00           20.65
6.875                 88            $29,655,768.00           14.33
7.000                 96            $32,342,964.00           15.63
7.125                 64            $21,846,537.00           10.56
7.250                 69            $25,323,065.00           12.24
7.375                 40            $16,178,349.00            7.82
7.500                 27             $9,373,641.00            4.53
7.625                 18             $5,198,213.00            2.51
7.750                 10             $3,507,519.00            1.70
7.875                 10             $3,017,803.00            1.46
8.000                  4             $1,353,305.00            0.65
8.125                  1               $243,523.00            0.12
8.625                  1                $67,105.00            0.03
                    -----          ----------------         --------
   Total             598           $206,877,672.00          100.00%
                    =====          ================         ========
----------
(1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is expected to be approximately 7.032% PER ANNUM. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 7.039% per annum.


                   Documentation Program for Mortgage Loans
---------------------------------------------------------------------------
                        Number of         Aggregate Principal      Percent of
Type of Program      Mortgage Loans       Balance Outstanding     Mortgage Pool
---------------      ---------------      -------------------     -------------
Full                       215                $76,316,942             36.89%
Alternative                193                $69,020,829             33.36
Reduced                    106                $36,096,256             17.45
Streamlined                 80                $24,257,264             11.73
No Income/No Asset           4                 $1,186,382              0.57%
                          ----               -------------            ------
Total                      598               $206,877,672               100%
                          ====               =============            ======


                 Current Mortgage Loan Principal Balances (1)
----------------------------------------------------------------------------------------
                                    Number of       Aggregate Principal     Percent of
Current Mortgage Loan Amounts     Mortgage Loans    Balance Outstanding    Mortgage Pool
----------------------------------------------------------------------------------------
 $ 50,000.01 to $100,000.00             2                $147,898.00             0.07%
 $100,000.01 to $150,000.00             7                $766,060.00             0.37
 $150,000.01 to $200,000.00             5                $845,163.00             0.41
 $200,000.01 to $250,000.00            74             $17,721,700.00             8.57
 $250,000.01 to $300,000.00           198             $53,960,369.00            26.08
 $300,000.01 to $350,000.00           124             $39,813,022.00            19.24
 $350,000.01 to $400,000.00            68             $25,484,358.00            12.32
 $400,000.01 to $450,000.00            37             $15,754,677.00             7.62
 $450,000.01 to $500,000.00            25             $11,780,979.00             5.69
 $500,000.01 to $550,000.00            14              $7,378,332.00             3.57
 $550,000.01 to $600,000.00            14              $8,122,234.00             3.93
 $600,000.01 to $650,000.00             8              $4,995,923.00             2.41
 $650,000.01 to $700,000.00             4              $2,749,575.00             1.33
 $700,000.01 to $750,000.00             3              $2,159,602.00             1.04
 $750,000.01 to $1,000,000.00          11              $9,895,322.00             4.78
$1,000,000.01 to $1,500,000.00          3              $3,780,091.00             1.83
$1,500,000.01 to $2,000,000.00          1              $1,522,365.00             0.74
                                 -----------------------------------------------------
Total                                 598            $206,877,672.00           100.00%
                                      ===            ===============           =======
----------
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance is expected to be approximately $345,949.



                       Original Loan-to-Value Ratios(1)
------------------------------------------------------------------------------
Original Loan-to-Value    Number of       Aggregate Principal        Percent of
Ratios(%)               Mortgage Loans    Balance Outstanding     Mortgage Pool
-------------------------------------------------------------------------------
 50.00 and below             29               $14,544,621              7.03%
 50.01-55.00                 17                $6,131,014              2.96
 55.01-60.00                 30               $11,702,936              5.66
 60.01-65.00                 41               $15,414,439              7.45
 65.01-70.00                 60               $22,129,382              10.7
 70.01-75.00                104               $35,263,732             17.05
 75.01-80.00                289               $94,003,539             45.44
 80.01-85.00                  3                  $827,739               0.4
 85.01-90.00                 18                $5,135,001              2.48
 90.01-95.00                  7                $1,725,268              0.83
                            -------------------------------------------------
Total                       598              $206,877,672              100%
                            ===              ============              =====

----------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 71.79%.

                State Distribution of Mortgaged Properties(1)
------------------------------------------------------------------------------
                      Number of        Aggregate Principal       Percent of
State               Mortgage Loans     Balance Outstanding       Mortgage Pool
------------------------------------------------------------------------------
Alabama                    5              $1,574,096.00             0.76%
Arizona                   12              $3,578,704.00             1.73
Arkansas                   1                $318,669.00             0.15
California               275            $100,685,422.00            48.67
Colorado                  27              $8,045,707.00             3.89
Connecticut                4              $1,116,652.00             0.54
District of Columbia       3              $1,055,937.00             0.51
Florida                   11              $4,053,269.00             1.96
Georgia                   13              $4,214,706.00             2.04
Hawaii                     6              $2,436,421.00             1.18
Idaho                      4              $1,326,960.00             0.64
Illinois                   9              $3,100,202.00             1.50
Indiana                    1                $358,502.00             0.17
Kansas                     1                $350,383.00             0.17
Kentucky                   3              $1,140,651.00             0.55
Louisiana                  1                $251,365.00             0.12
Maine                      1                $297,325.00             0.14
Maryland                  17              $6,255,662.00             3.02
Massachusetts             12              $3,705,077.00             1.79
Michigan                  11              $4,933,601.00             2.38
Minnesota                  5              $1,477,448.00             0.71
Mississippi                2                $518,464.00             0.25
Missouri                   7              $2,143,625.00             1.04
Montana                    2                $687,565.00             0.33
Nevada                     5              $1,635,067.00             0.79
New Jersey                19              $6,118,841.00             2.96
New Mexico                 2                $665,806.00             0.32
New York                  14              $4,840,725.00             2.34
North Carolina             7              $1,819,684.00             0.88
Ohio                       5              $1,556,670.00             0.75
Oklahoma                   4              $1,440,546.00             0.70
Oregon                     7              $1,978,939.00             0.96
Pennsylvania               9              $2,669,270.00             1.29
Rhode Island               1                $246,478.00             0.12
South Carolina             2                $651,676.00             0.32
Tennessee                  8              $2,316,456.00             1.12
Texas                     35             $11,721,278.00             5.67
Utah                      12              $3,971,039.00             1.92
Virginia                  13              $4,011,753.00             1.94
Washington                19              $6,719,121.00             3.25
Wisconsin                  2                $309,093.00             0.15
Wyoming                    1                $578,819.00             0.28
------------------------------------------------------------------------------
   Total                 598            $206,877,672.00           100.00%
                         ===            ===============           =======
----------
(1) No more than approximately 1.63% of the Mortgage Loans will be secured by Mortgage Properties located in any one postal zip code area.

                          Purpose of Mortgage Loans
------------------------------------------------------------------------------
                         Number of        Aggregate Principal      Percent of
Loan Purpose           Mortgage Loans     Balance Outstanding     Mortgage Pool
------------------------------------------------------------------------------
Refinance (rate/term)       249             $85,893,738.00            41.52%
Purchase                    256             $85,593,845.00            41.37
Refinance (cash out)         83             $31,430,958.00            15.19
Construction/Permanent        9              $3,437,066.00             1.66
Construction                  1                $522,066.00             0.25
------------------------------------------------------------------------------
Total                       598            $206,877,672.00           100.00%
                            ===            ===============           ========

                        Types of Mortgaged Properties
-------------------------------------------------------------------------------------

                               Number of        Aggregate Principal      Percent of
Property Type                Mortgage Loans     Balance Outstanding     Mortgage Pool
-------------------------------------------------------------------------------------
Single Family                     432            $152,983,980.00           73.95%
Planned Unit Development          145             $46,908,393.00           22.67
Condominium                        15              $4,683,049.00            2.26
2-4 Family                          5              $1,916,472.00            0.93
High Rise Condo                     1                $385,779.00            0.19
                                  ------------------------------------------------
   Total                          598            $206,877,672.00          100.00
                                  ===            ===============          ========



                              Occupancy Types(1)
-------------------------------------------------------------------------------------
                               Number of        Aggregate Principal      Percent of
Property Type                Mortgage Loans     Balance Outstanding     Mortgage Pool
-------------------------------------------------------------------------------------
Owner Occupied                  580                 $200,161,696.00           96.75%
Second Residence                 14                   $5,874,311.00            2.84
Investor Property                 4                     $841,665.00            0.41
                                -----------------------------------------------------
   Total                        598                 $206,877,672.00          100.00%
                                ===                 ===============          =======
----------
(1) Based upon representations of the related mortgagors at the time of origination.


                        Remaining Terms to Maturity(1)
-----------------------------------------------------------------------------------------
Remaining Terms to                 Number of        Aggregate Principal      Percent of
Maturity (Months)                Mortgage Loans     Balance Outstanding     Mortgage Pool
-----------------------------------------------------------------------------------------
  1 - 120                              1                  $164,043.00           0.08%
121 - 180                              4                  $829,041.00           0.40
181 - 300                             87               $26,711,698.00          12.91
301 - 360                            506              $179,172,889.00          86.61
                                     -----------------------------------------------------
   Total                             598              $206,877,672.00         100.00%
----------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 358 months.

                                  EXHIBIT 2


             THE                                                                      Distribution Date:  1/25/02
           BANK OF
             NEW
            YORK


  5 Penn Plaza, 16th Fl.                                          Countrywide Home Loans
  New York, NY  10001                                       Mortgage Pass-Through Certificates
  Attn: Courtney Bartholomew                                          Series 1998-21

      212-328-7569


                                         PCertificateholder Monthly Distribution Summary
      ------------------------------------------------------------------------------------------------------------
                                           Certificate                    Pass
                              Class           Rate        Beginning      Through       Principal      Interest
       Class     Cusip     Description        Type         Balance       Rate (%)     Distribution  Distribution
      ------------------------------------------------------------------------------------------------------------
        A1     12669AZ72      Senior       Fix-30/360    63,269,251.07    6.500000    2,138,114.12     342,708.44
        A2     12669AZ80      Senior       Fix-30/360    13,325,000.00    6.500000            0.00      72,177.08
        A3     12669AZ98      Senior       Fix-30/360     1,166,000.00    6.750000            0.00       6,558.75
        A4     12669A2Al      Senior       Fix-30/360    32,850,511.27    6.500000      786,455.68     177,940.27
        A5     12669A2B9      Senior       Fix-30/360    29,978,000.00    6.500000            0.00     162,380.83
        A6     12669A2C7      Senior       Fix-30/360    11,038,950.00    6.250000            0.00      57,494.53
        A7     12669A2D5      Senior       Fix-30/360     4,876,950.00    6.750000            0.00      27,432.84
        A8     12669A2E3      Senior       Fix-30/360     1,998,000.00    6.500000            0.00      10,822.50
        A9     12669A2FO      Senior       Fix-30/360     1,998,000.00    7.000000            0.00      11,655.00
        A10    12669A2G8      Senior       Fix-30/360    37,361,159.09    6.500000    1,118,583.14     202,372.95
        All    12669A2H6      Senior       Fix-30/360     1,000,000.00    6.750000            0.00       5,625.00
        PO     12669A2J2     Strip PO      Fix-30/360       626,978.65    0.000000        6,505.70           0.00
         X     12669A2K9     Strip IO      Fix-30/360   151,593,343.92    0.419455            0.00      52,988.84
        AR     12669A3C6      Senior       Fix-30/360             0.00    6.500000            0.00           0.00
         M     12669A2L7      Senior       Fix-30/360     5,195,259.97    6.500000        5,859.13      28,140.99
        B1     12669A2M5      Senior       Fix-30/360     2,741,942.55    6.500000        3,092.32      14,852.19
        B2     12669A2N3      Senior       Fix-30/360     1,154,502.43    6.500000        1,302.03       6,253.55
        B3     12669A2P8      Senior       Fix-30/360     1,010,189.87    6.500000        1,139.28       5,471.86
        B4     12669A2Q6      Senior       Fix-30/360       721,563.78    6.500000          813.77       3,908.47
        B5     12669A2R4      Senior       Fix-30/360       627,988.48    6.500000          708.24       3,401.60
      ------------------------------------------------------------------------------------------------------------
      ------------------------------------------------------------------------------------------------------------
      Totals                                            210,940,247.16                4,062,573.41   1,192,185.69
      ------------------------------------------------------------------------------------------------------------


               PCertificateholder Monthly Distribution Summary
      ----------------------------------------------------------------
                                Current                    Cumulative
                  Total         Realized        Ending      Realized
       Class   Distribution      Losses        Balance       Losses
      ----------------------------------------------------------------
        A1     2,480,822.56       0.00      61,131,136.95      0.00
        A2        72,177.08       0.00      13,325,000.00      0.00
        A3         6,558.75       0.00       1,166,000.00      0.00
        A4       964,395.95       0.00      32,064,055.59      0.00
        A5       162,380.83       0.00      29,978,000.00      0.00
        A6        57,494.53       0.00      11,038,950.00      0.00
        A7        27,432.84       0.00       4,876,950.00      0.00
        A8        10,822.50       0.00       1,998,000.00      0.00
        A9        11,655.00       0.00       1,998,000.00      0.00
        A10    1,320,956.08       0.00      36,242,575.95      0.00
        All        5,625.00       0.00       1,000,000.00      0.00
        PO         6,505.70       0.00         620,472.95      0.00
         X        52,988.84       0.00     148,107,792.00      0.00
        AR             0.00       0.00               0.00      0.00
         M        34,000.12       0.00       5,189,400.84      0.00
        B1        17,944.51       0.00       2,738,850.23      0.00
        B2         7,555.58       0.00       1,153,200.40      0.00
        B3         6,611.14       0.00       1,009,050.59      0.00
        B4         4,722.24       0.00         720,750.01      0.00
        B5         4,109.84       0.00         627,280.24      0.00
      ----------------------------------------------------------------
      ----------------------------------------------------------------
      Totals   5,254,759.09       0.00      206,877,673.75     0.00
      ----------------------------------------------------------------


                                                Principal Distribution Detail
           -------------------------------------------------------------------------------------------------
                                     Original       Beginning       Scheduled                  Unscheduled
                                    Certificate    Certificate      Principal      Accretion    Principal
             Class      Cusip         Balance        Balance       Distribution    Principal   Adjustments
           -------------------------------------------------------------------------------------------------
              A1      12669AZ72   109,893,000.00   63,269,251.07   2,138,114.12        0.00         0.00
              A2      12669AZ80    13,325,000.00   13,325,000.00           0.00        0.00         0.00
              A3      12669AZ98     1,166,000.00    1,166,000.00           0.00        0.00         0.00
              A4      12669A2A1    50,000,000.00   32,850,511.27     786,455.68        0.00         0.00
              A5      12669A2B9    29,978,000.00   29,978,000.00           0.00        0.00         0.00
              A6      12669A2C7    11,038,950.00   11,038,950.00           0.00        0.00         0.00
              A7      12669A2D5     4,876,950.00    4,876,950.00           0.00        0.00         0.00
              A8      12669A2E3     1,998,000.00    1,998,000.00           0.00        0.00         0.00
              A9      12669A2F0     1,998,000.00    1,998,000.00           0.00        0.00         0.00
              A10     12669A2G8    61,753,000.00   37,361,159.09   1,118,583.14        0.00         0.00
              All     12669A2H6     1,000,000.00    1,000,000.00           0.00        0.00         0.00
              PO      12669A2J2       759,617.00      626,978.65       6,505.70        0.00         0.00
               X      12669A2K9   225,834,297.00  151,593,343.92           0.00        0.00         0.00
              AR      12669A3C6           100.00            0.00           0.00        0.00         0.00
               M      12669A2L7     5,396,012.00    5,195,259.97       5,859.13        0.00         0.00
              B1      12669A2M5     2,847,895.00    2,741,942.55       3,092.32        0.00         0.00
              B2      12669A2N3     1,199,114.00    1,154,502.43       1,302.03        0.00         0.00
              B3      12669A2P8     1,049,225.00    1,010,189.87       1,139.28        0.00         0.00
              B4      12669A2Q6       749,446.00      721,563.78         813.77        0.00         0.00
              B5      12669A2R4       750,153.00      627,988.48         708.24        0.00         0.00
           -------------------------------------------------------------------------------------------------
           -------------------------------------------------------------------------------------------------
            Totals                299,778,462.00  210,940,247.16   4,062,573.41        0.00         0.00
           -------------------------------------------------------------------------------------------------




                                 Principal Distribution Detail
           ----------------------------------------------------------------------
             Class        Net          Current        Ending         Ending
                       Principal      Realized     Certificate     Certificate
                      Distribution     Losses        Balance         Factor
           ----------------------------------------------------------------------
           ----------------------------------------------------------------------
              A1       2,138,114.12        0.00    61,131,136.95   0.55627871611
              A2               0.00        0.00    13,325,000.00   1.00000000000
              A3               0.00        0.00     1,166,000.00   1.00000000000
              A4         786,455.68        0.00    32,064,055.59   0.64128111180
              A5               0.00        0.00    29,978,000.00   1.00000000000
              A6               0.00        0.00    11,038,950.00   1.00000000000
              A7               0.00        0.00     4,876,950.00   1.00000000000
              A8               0.00        0.00     1,998,000.00   1.00000000000
              A9               0.00        0.00     1,998,000.00   1.00000000000
              A10      1,118,583.14        0.00    36,242,575.95   0.58689579373
              All              0.00        0.00     1,000,000.00   1.00000000000
              PO           6,505.70        0.00       620,472.95   0.81682341114
               X               0.00        0.00   148,107,792.00   0.65582506275
              AR               0.00        0.00             0.00   0.00000000000
               M           5,859.13        0.00     5,189,400.84   0.96171039594
              B1           3,092.32        0.00     2,738,850.23   0.96171039522
              B2           1,302.03        0.00     1,153,200.40   0.96171039534
              B3           1,139.28        0.00     1,009,050.59   0.96171039196
              B4             813.77        0.00       720,750.01   0.96171039314
              B5             708.24        0.00       627,280.24   0.83620306791
           ----------------------------------------------------------------------
           ----------------------------------------------------------------------
            Totals     4,062,573.41        0.00   206,877,673.75
           ----------------------------------------------------------------------


                                         Interest Distribution Detail
     ----------------------------------------------------------------------------------------------------
                     Beginning            Pass           Accrued         Cumulative
                    Certificate         Through          Optimal           Unpaid           Deferred
        Class         Balance           Rate (%)         Interest         Interest          Interest
     ----------------------------------------------------------------------------------------------------
         A1         63,269,251.07       6.500000         342,708.44          0.00              0.00
         A2         13,325,000.00       6.500000          72,177.08          0.00              0.00
         A3          1,166,000.00       6.750000           6,558.75          0.00              0.00
         A4         32,850,511.27       6.500000         177,940.27          0.00              0.00
         A5         29,978,000.00       6.500000         162,380.83          0.00              0.00
         A6         11,038,950.00       6.250000          57,494.53          0.00              0.00
         A7          4,876,950.00       6.750000          27,432.84          0.00              0.00
         A8          1,998,000.00       6.500000          10,822.50          0.00              0.00
         A9          1,998,000.00       7.000000          11,655.00          0.00              0.00
         A10        37,361,159.09       6.500000         202,372.95          0.00              0.00
         A11         1,000,000.00       6.750000           5,625.00          0.00              0.00
         PO            626,978.65       0.000000               0.00          0.00              0.00
          X        151,593,343.92       0.419455          52,988.84          0.00              0.00
         AR                  0.00       6.500000               0.00          0.00              0.00
          M          5,195,259.97       6.500000          28,140.99          0.00              0.00
         B1          2,741,942.55       6.500000          14,852.19          0.00              0.00
         B2          1,154,502.43       6.500000           6,253.55          0.00              0.00
         B3          1,010,189.87       6.500000           5,471.86          0.00              0.00
         B4            721,563.78       6.500000           3,908.47          0.00              0.00
         B5            627,988.48       6.500000           3,401.60          0.00              0.00
     ----------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------
       Totals      210,940,247.16                      1,192,185.69          0.00              0.00
     ----------------------------------------------------------------------------------------------------




                               Interest Distribution Detail
     ----------------------------------------------------------------------------------
                      Total              Net          Unscheduled
                     Interest        Prepayment         Interest         Interest
        Class          Due          Int Shortfall      Adjustment          Paid
     ----------------------------------------------------------------------------------
         A1          342,708.44          0.00              0.00          342,708.44
         A2           72,177.08          0.00              0.00           72,177.08
         A3            6,558.75          0.00              0.00            6,558.75
         A4          177,940.27          0.00              0.00          177,940.27
         A5          162,380.83          0.00              0.00          162,380.83
         A6           57,494.53          0.00              0.00           57,494.53
         A7           27,432.84          0.00              0.00           27,432.84
         A8           10,822.50          0.00              0.00           10,822.50
         A9           11,655.00          0.00              0.00           11,655.00
         A10         202,372.95          0.00              0.00          202,372.95
         A11           5,625.00          0.00              0.00            5,625.00
         PO                0.00          0.00              0.00                0.00
          X           52,988.84          0.00              0.00           52,988.84
         AR                0.00          0.00              0.00                0.00
          M           28,140.99          0.00              0.00           28,140.99
         B1           14,852.19          0.00              0.00           14,852.19
         B2            6,253.55          0.00              0.00            6,253.55
         B3            5,471.86          0.00              0.00            5,471.86
         B4            3,908.47          0.00              0.00            3,908.47
         B5            3,401.60          0.00              0.00            3,401.60
     ----------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------
       Totals      1,192,185.69          0.00              0.00        1,192,185.69
     ----------------------------------------------------------------------------------


                                             Current Payment Information
                                                 Factors per $1,000
        -------------------------------------------------------------------------------------------------------
                                                  Original           Beginning Cert.
                                                 Certificate             Notional              Principal
           Class             Cusip                 Balance               Balance             Distribution
        -------------------------------------------------------------------------------------------------------
             A1            12669AZ72            109,893,000.00          575.735042893         19.456326791
             A2            12669AZ80             13,325,000.00        1,000.000000000          0.000000000
             A3            12669AZ98              1,166,000.00        1,000.000000000          0.000000000
             A4            12669A2A1             50,000,000.00          657.010225380         15.729113648
             A5            12669A2B9             29,978,000.00        1,000.000000000          0.000000000
             A6            12669A2C7             11,038,950.00        1,000.000000000          0.000000000
             A7            12669A2D5              4,876,950.00        1,000.000000000          0.000000000
             A8            12669A2E3              1,998,000.00        1,000.000000000          0.000000000
             A9            12669A2F0              1,998,000.00        1,000.000000000          0.000000000
            A10            12669A2G8             61,753,000.00          605.009620359         18.113826648
            A11            12669A2H6              1,000,000.00        1,000.000000000          0.000000000
             PO            12669A2J2                759,617.00          825.387853656          8.564442478
             X             12669A2K9            225,834,297.00          671.259175129          0.000000000
             AR            12669A3C6                    100.00            0.000000000          0.000000000
             M             12669A2L7              5,396,012.00          962.796221845          1.085825977
             B1            12669A2M5              2,847,895.00          962.796221845          1.085826549
             B2            12669A2N3              1,199,114.00          962.796221845          1.085826702
             B3            12669A2P8              1,049,225.00          962.796221845          1.085830017
             B4            12669A2Q6                749,446.00          962.796221845          1.085828732
             B5            12669A2R4                750,153.00          837.147195305          0.944127398
        -------------------------------------------------------------------------------------------------------
        -------------------------------------------------------------------------------------------------------
           Totals                               299,778,462.00          703.653777368         13.551918917
        -------------------------------------------------------------------------------------------------------


                             Current Payment Information
                                  Factors per $1,000
        ------------------------------------------------------------------------
                                           Ending Cert.            Pass
                          Interest           Notional            Through
           Class        Distribution         Balance             Rate (%)
        ------------------------------------------------------------------------
             A1         3.118564786        556.278716115          6.500000
             A2         5.416666667      1,000.000000000          6.500000
             A3         5.625000000      1,000.000000000          6.750000
             A4         3.558805387        641.281111800          6.500000
             A5         5.416666667      1,000.000000000          6.500000
             A6         5.208333333      1,000.000000000          6.250000
             A7         5.625000000      1,000.000000000          6.750000
             A8         5.416666667      1,000.000000000          6.500000
             A9         5.833333333      1,000.000000000          7.000000
            A10         3.277135444        586.895793727          6.500000
            A11         5.625000000      1,000.000000000          6.750000
             PO         0.000000000        816.823411140          0.000000
             X          0.234635944        655.825062745          0.419455
             AR         0.000000000          0.000000000          6.500000
             M          5.215146202        961.710395937          6.500000
             B1         5.215146202        961.710395222          6.500000
             B2         5.215146202        961.710395342          6.500000
             B3         5.215146202        961.710391956          6.500000
             B4         5.215146202        961.710393144          6.500000
             B5         4.534547308        836.203067907          6.500000
        ------------------------------------------------------------------------
        -----------------------------------------------------------------------
           Totals       3.976889074        690.101858452
        ------------------------------------------------------------------------


Pool Level Data
Distribution Date                                                                                      1/25/02
Cut-off Date                                                                                           11/1/98
Determination Date                                                                                      1/1/02
Accrual Period                     Begin                                                               12/1/01
                                   End                                                                  1/1/02
Number of Days in Accrual Period                                                                            31
----------------------------------------------------------------------------------
                             Collateral Information
----------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                       0.00

Beginning Aggregate Pool Stated Principal Balance                                                210,940,245.40
Ending Aggregate Pool Stated Principal Balance                                                   206,877,672.02

Beginning Aggregate Certificate Stated Principal Balance                                         210,940,247.13
Ending Aggregate Certificate Stated Principal Balance                                            206,877,673.73

Beginning Aggregate Loan Count                                                                              610
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                              12
Ending Aggregate Loan Count                                                                                 598

Beginning Weighted Average Loan Rate (WAC)                                                            7.048869%
Ending Weighted Average Loan Rate (WAC)                                                               7.046596%

Beginning Net Weighted Average Loan Rate                                                              6.782124%
Ending Net Weighted Average Loan Rate                                                                 6.780483%

Weighted Average Maturity (WAM) (Months)                                                                    319

Servicer Advances                                                                                          0.00

Aggregate Pool Prepayment                                                                          3,824,596.84
Pool Prepayment Rate                                                                                19.7137 CPR
----------------------------------------------------------------------------------
                             Certificate Information
----------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                94.5550524952%
Senior Prepayment Percentage                                                                    100.0000000000%

Subordinate Percentage                                                                            5.4449475048%
Subordinate Prepayment Percentage                                                                 0.0000000000%


Certificate Account

Beginning Balance                                                                                         0.00

Deposit
Payments of Interest and Principal                                                                5,296,895.52
Liquidation Proceeds                                                                                      0.00
All Other Proceeds                                                                                        0.00
Other Amounts                                                                                             0.00
                                                                                   ----------------------------

Total Deposits                                                                                    5,296,895.52

Withdrawals
Reimbursement of Servicer Advances                                                                        0.00
Payment of Master Servicer Fees                                                                      93,763.83
Payment of Sub Servicer Fees                                                                          1,361.57
Payment of Other Fees                                                                                43,718.61
Payment of Insurance Premium(s)                                                                           0.00
Payment of Personal Mortgage Insurance                                                                    0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                          0.00
Payment of Principal and Interest                                                                 5,254,758.96
                                                                                   ----------------------------

Total Withdrawals                                                                                 5,393,602.98

Ending Balance                                                                                      -52,988.84

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                             3,170.90
Compensation for Gross PPIS from Servicing Fees                                                       3,170.90
Other Gross PPIS Compensation                                                                             0.00
                                                                                   ----------------------------

Total Net PPIS (Non-Supported PPIS)                                                                       0.00

Master Servicing Fees Paid                                                                           93,763.83
Sub Servicing Fees Paid                                                                               1,361.57
Insurance Premium(s) Paid                                                                                 0.00
Personal Mortgage Insurance Fees Paid                                                                     0.00
Other Fees Paid                                                                                      43,718.61
                                                                                   ----------------------------

Total Fees                                                                                          138,844.02
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                                    Page 2


---------------------------------------------------------------------------------
                            Delinquency Information
---------------------------------------------------------------------------------
Group 1
-------
Delinquency                                                                                 30 - 59 Days            60 - 89 Days
-----------
Scheduled Principal Balance                                                                 1,744,167.04                    0.00
Percentage of Total Pool Balance                                                               0.843091%               0.000000%
Number of Loans                                                                                        5                       0
Percentage of Total Loans                                                                      0.836120%               0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                         0.00                    0.00
Percentage of Total Pool Balance                                                               0.000000%               0.000000%
Number of Loans                                                                                        0                       0
Percentage of Total Loans                                                                      0.000000%               0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                         0.00                    0.00
Percentage of Total Pool Balance                                                               0.000000%               0.000000%
Number of Loans                                                                                        0                       0
Percentage of Total Loans                                                                      0.000000%               0.000000%

REO
---
Scheduled Principal Balance                                                                         0.00                    0.00
Percentage of Total Pool Balance                                                               0.000000%               0.000000%
Number of Loans                                                                                        0                       0
Percentage of Total Loans                                                                      0.000000%               0.000000%

Book Value of all REO Loans
Percentage of Total Pool Balance

Current Realized Losses
Additional Gains (Recoveries)/Losses
Total Realized Losses
---------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
---------------------------------------------------------------------------------

Protection                                                            Original                  Current
----------                                                          ------------               ----------
Bankruptcy Loss                                                     100,000.00                 100,000.00
Bankruptcy Percentage                                                0.033358%                 0.0483378%
Credit/Fraud Loss                                                 5,995,569.00               5,995,569.00
Credit/Fraud Loss Percentage                                         2.000000%                  2.898123%


                                    Page 3

Protection                                                            Original                  Current
----------                                                          ------------               ----------
Special Hazard Loss                                               3,989 817.00               3,106,303.34
Special Hazard Loss Percentage                                       1.330922%                  1.501517%

Credit Support                                                        Original                  Current
----------                                                          ------------               ----------
Class A                                                         299,778,462.00             206,877,673.73
Class A Percentage                                                 100.000000%                100.000000%

                                    Page 4
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